Exhibit 10.20

SECOND AMENDMENT

TO THE

HOME POINT CAPITAL LP
2015 OPTION PLAN

This Second Amendment (this “Amendment”) to the Home Point Capital LP 2015 Option Plan, dated as of March 31, 2015 (as the same has been and may be modified, amended, restated or amended and restated from time to time, the “Plan”) is hereby adopted by the Board of Managers (the “Board”) of Home Point Capital GP LLC, a Delaware limited liability company (“HPC GP”), as the Administrator of the Plan and the general partner of Home Point Capital LP, a Delaware limited partnership (“HPC LP”), pursuant to Sections 1.2 and 3.1 of the Plan and Section 3.10(a)(ii) of the Amended and Restated Agreement of Limited Partnership of HPC LP, dated as of March 31, 2015 (as the same may be modified, amended, restated or amended and restated from time to time, the “LP Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

WHEREAS, the Administrator has previously approved of an increase in the total number of Common Units reserved for Options under the Plan equal to 250,000 Common Units for a total number of 5,200,000 Common Units, with the understanding and agreement that such additional Options will be granted pursuant to Option Agreements reflecting vesting terms as may be agreed by the Administrator upon grant of such Options;

NOW THEREFORE, HPC LP, through HPC GP, as Administrator of the Plan, hereby amends the Plan as follows:

1.	Increase to Aggregate Number Available. The second sentence of Section 1.4(a) of the Plan is hereby deleted in its entirety and replaced with the following:

The aggregate number of Common Units reserved for Options under the Plan shall be 5,200,000, subject to adjustment by the Administrator in accordance with the LP Agreement and this Plan.

2.	Ratification. Except as expressly modified and amended herein, all of the terms and conditions of the Plan remain unchanged and unmodified and in full force and effect.

3.	Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

4.
Counterparts. This Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appears on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Amendment transmitted by facsimile, .pdf, electronic mail or other electronic transmission shall be treated as originals in all respects.

IN WITNESS WHEREOF, the Board of Managers of HPC GP, as the Administrator, has cause this Amendment to be executed as of January 6, 2021.

MANAGERS:

/s/ William Newman
William Newman

/s/ Agha Khan
Agha Khan

/s/ Stephen Levey
Stephen Levey

/s/ Eric Rosenzweig
Eric Rosenzweig